Exhibit 99.1

Focus Financial Partners Reports 2018 Fourth Quarter and Full Year Results

Record Year with Revenue Growth of 37.4%

Exceeded 20% Annual Revenue Growth Target for the Third Consecutive Year

New York, New York — February 21, 2019 — Focus Financial Partners Inc. (Nasdaq: FOCS) (“Focus Inc.”, “Focus”, the “Company”, “we”, “us” or “our”), a leading partnership of independent, fiduciary wealth management firms, today reported results for its fourth quarter and full year ended December 31, 2018.

Fourth Quarter 2018 Highlights

•                  Total revenues of $247.5 million, reflecting year-over-year growth of 30.4%

•                  GAAP net income of $17.5 million

•                  Adjusted Net Income(1) of $36.7 million, 56.6% higher than the prior year quarter

•                  GAAP Basic and Diluted net income per share of $0.22

•                  Adjusted Net Income Per Share(1) of $0.51, 54.5% higher than the prior year quarter

Full Year 2018 Highlights

•                  Total revenues of $910.9 million, reflecting year-over-year growth of 37.4%

•                  GAAP net loss of $41.1 million

•                  Adjusted Net Income(1) of $125.3 million, 44.6% higher than the prior year

•                  GAAP Basic and Diluted net loss per share of $0.01 for the period July 30, 2018 to December 31, 2018

•                  Adjusted Net Income Per Share(1) of $1.74, an increase of 43.8% over the prior year

•                  Eight new partner firms acquired with total acquired base earnings of $37.8 million

•                  Completed initial public offering (“IPO”) and refinanced credit facility

(1)         Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.

“Focus ended 2018 on a strong note, capping a very successful year,” said Rudy Adolf, Founder and Chief Executive Officer. “We completed our initial public offering and also made significant progress against our strategy to increase our presence in the high net worth and ultra-high net worth markets. The hallmarks of our business model — fiduciary advice, entrepreneurship, access to cost-efficient capital and value-added services — are what differentiate us and are attracting new, like-minded partners. Every new partner firm or merger that an existing partner firm executes increases our capabilities and widens our industry reach. Focus has never been in a stronger position and I am excited about our momentum entering 2019.”

“We are very pleased with the progress we made in delivering against our financial priorities in 2018,” said Jim Shanahan, Chief Financial Officer. “We generated nearly $1 billion in annualized revenues in the fourth quarter of 2018, which is an important inflection point in the evolution of our firm.  We exceeded our targeted 20% annual growth rates in revenues and adjusted net income per share. Our initial public offering created permanent capital to invest in our business and further improved our balance sheet flexibility. We added eight new partner firms with $37.8 million in total acquired base earnings and we closed 17 mergers for our existing partner firms. Our pipeline remains robust and we expect our momentum to continue through 2019.”

Presentation

This press release presents our results of operations and financial position, including consolidation of our investment in Focus Financial Partners, LLC (“Focus LLC”), since July 30, 2018.  Prior to July 30, 2018, the closing date of our initial public offering, the financial statements included herein represent the financial statements of Focus LLC. The financial results of Focus Inc. prior to July 30, 2018 have not been included in these financial statements as it had not engaged in any business activities during such period. Accordingly, these results do not purport to reflect what the results of operations of Focus Inc. would have been had Focus Inc.’s IPO and related transactions occurred prior to July 30, 2018.

Fourth Quarter Financial and Operating Highlights

For the fourth quarter of 2018, Focus reported total revenues of $247.5 million, an increase of 30.4% or $57.7 million compared to the fourth quarter of the prior year.  The primary driver of this increase was new partner firms acquired in 2018, which contributed approximately $37.4 million in revenue during the quarter. The balance of the increase of $20.3 million was due to the revenue growth from our existing partner firms, driven by wealth management services and partner firm-level acquisitions. We estimate that approximately 23% of our fourth quarter revenues were not directly correlated to the financial markets.  In excess of 95% of our revenues were fee based and recurring.

•            Income from operations was $34.4 million, compared to $2.9 million in the fourth quarter of 2017

•            GAAP net income was $17.5 million, compared to a GAAP net loss of $9.7 million in the fourth quarter of 2017

•            Adjusted Net Income(1) was $36.7 million, compared to Adjusted Net Income of $23.5 million in the fourth quarter of 2017

Full Year 2018 Financial and Operating Highlights

For the twelve months ended December 31, 2018, we reported total revenues of $910.9 million, an increase of 37.4%, or $248.0 million, compared to the prior year. The primary drivers of this increase were new partner firms acquired in 2018, which contributed approximately $105.7 million in revenue during the year. The balance of the increase of $142.3 million was due to the revenue growth from our existing partner firms, driven by wealth management services and partner firm-level acquisitions, and a full year of revenue recognized during the twelve months ended December 31, 2018 for partner firms that were acquired during the twelve months ended December 31, 2017. We estimate that approximately 23% of our full-year revenues were not directly correlated to the financial markets. In excess of 95% of our full-year revenues were fee-based and recurring.

•            Organic revenue growth(2) was 13.0%

•            Income from operations was $44.4 million, compared to $5.8 million in the twelve months of 2017

•            GAAP net loss in the twelve months of 2018 was $41.1 million, compared to a GAAP net loss of $48.4 million in the twelve months of 2017

•            Adjusted Net Income(1) was $125.3 million, compared to $86.7 million in the twelve months of 2017

(1)         Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” later in this press release for a reconciliation and more information on these measures.

(2)         Please see footnote 2 under “How We Evaluate Our Business” later in this press release.

Balance Sheet and Liquidity

As of December 31, 2018, Focus had cash and cash equivalents of $33.2 million and $839.0 million stated value outstanding on its credit facilities.  Of this amount, $799.0 million were term loan borrowings and $40.0 million were revolver borrowings. The Company’s net leverage ratio at December 31, 2018 under its credit facility was 3.33x.

Teleconference, Webcast and Presentation Information

Chairman and Chief Executive Officer, Rudy Adolf, and Chief Financial Officer, Jim Shanahan, will host a conference call today, February 21, 2019 at 8:30 a.m. Eastern Time to discuss the Company’s 2018 fourth quarter and full-year results. The call can be accessed by dialing +1-877-504-6131 (inside the U.S.) or +1-786-815-8445 (outside the U.S.) and entering the passcode 6384005.

A live, listen-only webcast and a slide presentation entitled “Fourth Quarter and Full Year 2018 Earnings Release Supplement” dated February 21, 2019 will be available under “Events” in the “Investor Relations” section of the Company’s website, www.focusfinancialpartners.com. A webcast replay of the call will be available shortly after the event at the same address.

About Focus Financial Partners Inc.

Focus Financial Partners is a leading partnership of independent, fiduciary wealth management firms. Focus provides access to best practices, resources, and continuity planning for its partner firms who serve individuals, families, employers and institutions with comprehensive wealth management services. Focus partner firms maintain their operational independence, while they benefit from the synergies, scale, economics and best practices offered by Focus to achieve their business objectives.

Cautionary Statement Concerning Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the Company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the Company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s filings with the Securities and Exchange Commission.

Investor and Media Contact Information

Steve Calk or Josh Littman

Tel: (646) 561-3226

FOCS@alpha-ir.com

How We Evaluate Our Business

We focus on several key financial metrics in evaluating the success of our business, the success of our partner firms and our resulting financial position and operating performance. Key metrics for the three and twelve months ended December 31, 2017 and 2018 include the following:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
	(dollars in thousands, except share and per share data)
Revenue Metrics:
Revenues	$189,857	$247,515	$662,887	$910,880
Revenue growth (1) from prior period	49.0%	30.4%	36.6%	37.4%
Organic revenue growth (2) from prior period	17.9%	10.7%	13.4%	13.0%

Management Fees Metrics (operating expense):
Management fees (3)	$47,719	$63,357	$163,617	$232,703
Management fees growth (3) from prior period	51.3%	32.8%	42.5%	42.2%
Organic management fees growth (4) from prior period	28.7%	14.7%	23.0%	14.3%

Adjusted EBITDA Metrics:
Adjusted EBITDA (5)	$42,000	$54,210	$145,226	$203,402
Adjusted EBITDA growth (5) from prior period	59.2%	29.1%	40.9%	40.1%

Adjusted Net Income Metrics:
Adjusted Net Income (5)	$23,470	$36,749	$86,701	$125,348
Adjusted Net Income growth (5) from prior period	35.6%	56.6%	26.4%	44.6%

Adjusted Net Income Per Share Metrics:
Adjusted Net Income Per Share (5)	$0.33	$0.51	$1.21	$1.74
Adjusted Net Income Per Share growth (5) from prior period	35.6%	54.5%	26.4%	43.8%
Adjusted Shares Outstanding (5)	71,843,916	71,677,504	71,843,916	71,960,540

Other Metrics:
Acquired Base Earnings (6)	$—	$—	$44,191	$37,750
Number of partner firms at period end (7)	51	58	51	58

(1)   Represents period-over-period growth in our GAAP revenue.

(2)   Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full-period revenue growth of partner firms on a ‘‘same store’’ basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(3)   The terms of our management agreements entitle the management companies to management fees typically consisting of all Earnings Before Partner Compensation (“EBPC”) in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Management fees growth represents the growth in GAAP management fees earned by management companies. While an expense, we believe that growth in management fees reflect the strength of the partnership.

(4)   Organic management fee growth represents the period-over-period growth in management fees earned by management companies related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented.  We believe that these growth statistics are useful in that they present full-period growth of management fees on a “same store” basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(5)   For additional information regarding Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Shares Outstanding, including a reconciliation of Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share to the most directly comparable GAAP financial measure, please read “Reconciliation of Non-GAAP Financial Measures—Adjusted EBITDA” and “Reconciliation of Non-GAAP Financial Measures —Adjusted Net Income and Adjusted Net Income Per Share”.

(6)   The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters. For example, from time to time when a partner firm consummates an acquisition, the management agreement among the partner firm, the management company and the principals is amended to adjust Base Earnings and Target Earnings to reflect the projected post-acquisition earnings of the partner firm.

(7)   Represents the number of partner firms on the last day of the period presented. The number includes new partner firms acquired during the period reduced by any partner firms that merged with existing partner firms prior to the last day of the period.

Unaudited Condensed Consolidated Financial Statements

FOCUS FINANCIAL PARTNERS INC.

Unaudited condensed consolidated statements of operations

(In thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
REVENUES:
Wealth management fees	$178,940	$232,147	$617,124	$853,033
Other	10,917	15,368	45,763	57,847
Total revenues	189,857	247,515	662,887	910,880
OPERATING EXPENSES:
Compensation and related expenses	69,518	96,080	265,555	358,084
Management fees	47,719	63,357	163,617	232,703
Selling, general and administrative	34,441	48,658	134,615	170,270
Intangible amortization	18,347	24,981	64,367	90,381
Non-cash changes in fair value of estimated contingent consideration	15,067	(22,241)	22,294	6,638
Depreciation and other amortization	1,860	2,249	6,686	8,370
Total operating expenses	186,952	213,084	657,134	866,446
INCOME FROM OPERATIONS	2,905	34,431	5,753	44,434
OTHER INCOME (EXPENSE):
Interest income	148	457	222	1,266
Interest expense	(14,523)	(10,968)	(41,861)	(56,448)
Amortization of debt financing costs	(1,358)	(782)	(4,084)	(3,498)
Gain on sale of investment	—	—	—	5,509
Loss on extinguishment of borrowings	—	—	(8,106)	(21,071)
Other (expense) income—net	15	(2,121)	(3,191)	(2,350)
Income from equity method investments	341	313	1,407	521
Total other expense—net	(15,377)	(13,101)	(55,613)	(76,071)
INCOME (LOSS) BEFORE INCOME TAX	(12,472)	21,330	(49,860)	(31,637)
INCOME TAX EXPENSE (BENEFIT)	(2,782)	3,783	(1,501)	9,450
NET INCOME (LOSS)	$(9,690)	17,547	$(48,359)	(41,087)
Non-controlling interest		(7,939)		40,497
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS		$9,608		$(590)

Income (loss) per share of Class A common stock:
Basic		$0.22		$(0.01)
Diluted		$0.22		$(0.01)

Weighted average shares of Class A common stock outstanding:
Basic		43,651,256		43,122,782
Diluted		43,714,579		43,122,782

FOCUS FINANCIAL PARTNERS INC.

Unaudited condensed consolidated balance sheets

(In thousands, except share data)

	December 31,	December 31,
	2017	2018
ASSETS
Cash and cash equivalents	$51,455	$33,213
Accounts receivable less allowances of $505 at 2017 and $576 at 2018	73,513	98,596
Prepaid expenses and other assets	37,423	76,150
Fixed assets—net	21,397	24,780
Debt financing costs—net	13,278	12,340
Deferred tax assets—net	—	70,009
Goodwill	515,489	860,495
Other intangible assets—net	522,282	762,195
TOTAL ASSETS	$1,234,837	$1,937,778
LIABILITIES, MEZZANINE EQUITY, AND MEMBERS’ DEFICIT/ SHAREHOLDERS’ EQUITY:
LIABILITIES
Accounts payable	$5,752	$8,935
Accrued expenses	23,626	36,252
Due to affiliates	33,698	39,621
Deferred revenue	6,094	6,215
Other liabilities	99,077	158,497
Borrowings under credit facilities (stated value of $1,000,012 and $838,985 at December 31, 2017 and December 31, 2018)	980,502	836,582
Tax receivable agreements obligation	—	39,156
TOTAL LIABILITIES	1,148,749	1,125,258

MEZZANINE EQUITY
Redeemable common and incentive units	166,249	—
Convertible preferred units	698,500	—
TOTAL MEZZANINE EQUITY	864,749	—

COMMITMENTS AND CONTINGENCIES MEMBERS’ DEFICIT	(778,661)	—
Class A common stock, par value $0.01, 0 and 500,000,000 shares authorized; and 0 and 46,265,903 shares issued and outstanding at December 31, 2017 and December 31, 2018, respectively	—	462
Class B common stock, par value $0.01, 0 and 500,000,000 shares authorized; and 0 and 22,823,272 shares issued and outstanding at December 31, 2017 and December 31, 2018, respectively	—	228
Additional paid-in capital	—	471,386
Accumulated deficit	—	(590)
Accumulated other comprehensive loss	—	(1,824)
Total members’ deficit/ shareholders’ equity	(778,661)	469,662
Non-controlling interests	—	342,858
Total deficit/ equity	(778,661)	812,520
TOTAL LIABILITIES, MEZZANINE EQUITY, AND MEMBERS’ DEFICIT/ SHAREHOLDERS’ EQUITY	$1,234,837	$1,937,778

FOCUS FINANCIAL PARTNERS INC.

Unaudited condensed consolidated statements of cash flows

(In thousands)

	Twelve Months Ended December 31,
	2017	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(48,359)	$(41,087)
Adjustments to reconcile net loss to net cash provided by operating activities—net of effect of acquisitions:
Intangible amortization	64,367	90,381
Depreciation and other amortization	6,686	8,370
Amortization of debt financing costs	4,084	3,498
Non-cash equity compensation expense	34,879	44,468
Non-cash changes in fair value of estimated contingent consideration	22,294	6,638
Income from equity method investments	(1,407)	(521)
Distributions received from equity method investments	984	1,118
Other non-cash items	(3,960)	6,655
Loss on extinguishment of borrowings	8,106	19,001
Changes in cash resulting from changes in operating assets and liabilities:
Accounts receivable	(30,209)	(23,747)
Prepaid expenses and other assets	9,889	(10,401)
Accounts payable	(1,210)	2,341
Accrued expenses	(4,671)	4,302
Due to affiliates	9,700	6,706
Other liabilities	(3,686)	(10,322)
Deferred revenue	1,603	(1,481)
Net cash provided by operating activities	69,090	105,919
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions and contingent consideration—net of cash acquired	(365,698)	(413,044)
Purchase of fixed assets	(10,518)	(9,106)
Investment and other	(500)	(24,300)
Net cash used in investing activities	(376,716)	(446,450)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	1,181,936	300,000
Repayments of borrowings under credit facilities	(641,987)	(461,026)
Proceeds from issuance of common stock, net	—	565,160
Proceeds from issuance of convertible preferred units, net	643,272	—
Payment of preferred dividends	(3,063)	—
Payments in connection with unit redemptions, net	(795,894)	(61,539)
Contingent consideration paid	(6,224)	(12,554)
Payments of debt financing costs	(32,612)	(4,612)
Payments on capital lease obligations	(271)	(198)
Distributions for unitholders	(2,754)	(2,744)
Net cash provided by financing activities	342,403	322,487
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	170	(198)
CHANGE IN CASH AND CASH EQUIVALENTS	34,947	(18,242)
CASH AND CASH EQUIVALENTS:
Beginning of period	16,508	51,455
End of period	$51,455	$33,213

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is defined as net income (loss) excluding interest income, interest expense, income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, depreciation and other amortization, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, gain on sale of investment, loss on extinguishment of borrowings, other expense/income, net, delayed offering cost expense, other one-time transaction expenses, and management contract buyout, if any. We believe that Adjusted EBITDA, viewed in addition to and not in lieu of, our reported GAAP results, provides additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•                  Non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;

•                  Contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods, the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and

•                  Amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods; the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

We use Adjusted EBITDA:

•                  As a measure of operating performance;

•                  For planning purposes, including the preparation of budgets and forecasts;

•                  To allocate resources to enhance the financial performance of our business;

•                  To evaluate the effectiveness of our business strategies; and

•                  As a consideration in determining compensation for certain employees.

Adjusted EBITDA does not purport to be an alternative to net income (loss) or cash flows from operating activities. The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•                  Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and

•                  Adjusted EBITDA does not reflect the interest expense on our debt or the cash requirements necessary to service interest or principal payments.

In addition, Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and using Adjusted EBITDA as supplemental information.

Set forth below is a reconciliation of net income (loss) to Adjusted EBITDA for the three and twelve months ended December 31, 2017 and 2018:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2018	2017	2018
	(dollars in thousands)
Net income (loss)	$(9,690)	$17,547	$(48,359)	$(41,087)
Interest income	(148)	(457)	(222)	(1,266)
Interest expense	14,523	10,968	41,861	56,448
Income tax expense (benefit)	(2,782)	3,783	(1,501)	9,450
Amortization of debt financing costs	1,358	782	4,084	3,498
Intangible amortization	18,347	24,981	64,367	90,381
Depreciation and other amortization	1,860	2,249	6,686	8,370
Non-cash equity compensation expense	3,480	12,856	34,879	44,468
Non-cash changes in fair value of estimated contingent consideration	15,067	(22,241)	22,294	6,638
Gain on sale of investment	—	—	—	(5,509)
Loss on extinguishment of borrowings	—	—	8,106	21,071
Other expense (income), net	(15)	2,121	3,191	2,350
Delayed offering cost expense	—	—	9,840	—
Other one-time transaction expenses	—	1,621	—	8,590
Adjusted EBITDA	$42,000	$54,210	$145,226	$203,402

Adjusted Net Income and Adjusted Net Income Per Share

We analyze our performance using Adjusted Net Income and Adjusted Net Income Per Share. Adjusted Net Income and Adjusted Net Income Per Share are non-GAAP measures. We define Adjusted Net Income as net income (loss) excluding income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, gain on sale of investment, loss on extinguishment of borrowings, delayed offering cost expense, management contract buyout, if any, and other one-time transaction expenses. The calculation of Adjusted Net Income also includes adjustments to reflect (i) a pro forma 27% income tax rate assuming all earnings of Focus LLC were recognized by Focus Inc. and no earnings were attributable to non-controlling interests and (ii) tax adjustments from intangible asset related income tax benefits from acquisitions based on a pro forma 27% tax rate.

Adjusted Net Income Per Share for the three and twelve months ended December 31, 2018 is calculated by dividing Adjusted Net Income by the Adjusted Shares Outstanding. Adjusted Shares Outstanding for the three and twelve months ended December 31, 2018 includes: (i) the weighted average shares of Class A common stock outstanding during the periods, (ii) the weighted average incremental shares of Class A common stock related to stock options and unvested Class A common stock outstanding during the periods, (iii) the weighted average number of Focus LLC common units outstanding during the periods (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock) and (iv) the weighted average number of common unit equivalents of Focus LLC vested and unvested incentive units outstanding during the periods based on the closing price of our Class A common stock on the last trading day of the periods (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock).

Adjusted Net Income Per Share for the periods prior to July 30, 2018 is calculated by dividing Adjusted Net Income by the Adjusted Shares Outstanding. Adjusted Shares Outstanding for the periods prior to July 30, 2018 was 71,843,916 and includes all vested and unvested shares of Class A common stock issued in connection with the IPO and Reorganization Transactions, assumes that all vested non-compensatory stock options and unvested compensatory stock options outstanding at the closing of the IPO have been exercised (assuming vesting of unvested compensatory stock options and a then-current value of the Class A common stock equal to the $33.00 IPO price) and assumes that 100% of the Focus LLC common units and vested and unvested incentive units outstanding at the closing of the IPO have been exchanged for Class A common stock (assuming vesting of the unvested incentive units and a then-current value of the Focus LLC common units equal to the $33.00 IPO price).

We believe that Adjusted Net Income and Adjusted Net Income Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•                  Non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;

•                  Contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and

•                  Amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

Adjusted Net Income and Adjusted Net Income Per Share do not purport to be an alternative to net income (loss) or cash flows from operating activities. The terms Adjusted Net Income and Adjusted Net Income Per Share are not defined under GAAP, and Adjusted Net Income and Adjusted Net Income Per Share are not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted Net Income and Adjusted Net Income Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•                  Adjusted Net Income and Adjusted Net Income Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  Adjusted Net Income and Adjusted Net Income Per Share do not reflect changes in, or cash requirements for, working capital needs; and

•                  Other companies in the financial services industry may calculate Adjusted Net Income and Adjusted Net Income Per Share differently than we do, limiting its usefulness as a comparative measure.

In addition, Adjusted Net Income and Adjusted Net Income Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income and Adjusted Net Income Per Share as supplemental information.

Set forth below is a reconciliation of net income (loss) to Adjusted Net Income and Adjusted Net Income Per Share for the three and twelve months ended December 31, 2017 and 2018:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2018	2017	2018
	(dollars in thousands, except share and per share data)
Net income (loss)	$(9,690)	$17,547	$(48,359)	$(41,087)
Income tax expense (benefit)	(2,782)	3,783	(1,501)	9,450
Amortization of debt financing costs	1,358	782	4,084	3,498
Intangible amortization	18,347	24,981	64,367	90,381
Non-cash equity compensation expense	3,480	12,856	34,879	44,468
Non-cash changes in fair value of estimated contingent consideration	15,067	(22,241)	22,294	6,638
Gain on sale of investment	—	—	—	(5,509)
Loss on extinguishment of borrowings	—	—	8,106	21,071
Delayed offering cost expense	—	—	9,840	—
Other one time transaction expenses (1)	—	3,994	2,843	11,529
Subtotal	$25,780	$41,702	$96,553	$140,439
Pro forma income tax expense (27%) (2)	(6,961)	(11,260)	(26,069)	(37,919)
Tax Adjustments (2) (3)	4,651	6,307	16,217	22,828
Adjusted Net Income	$23,470	$36,749	$86,701	$125,348

Adjusted Shares Outstanding (4)	71,843,916	71,677,504	71,843,916	71,960,540
Adjusted Net Income Per Share	$0.33	$0.51	$1.21	$1.74

Calculation of Adjusted Shares Outstanding:
Weighted average shares of Class A common stock outstanding—basic (5)	—	43,651,256	—	43,122,782
Adjustments:
Shares of Class A common stock issued in connection with the IPO and Reorganization Transactions (6)	42,529,651	—	42,529,651	—
Weighted average incremental shares of Class A common stock related to stock options and unvested Class A common stock (7)	—	63,323	—	102,549
Weighted average Focus LLC common units outstanding (8)	22,499,665	22,823,272	22,499,665	22,630,668
Weighted average common unit equivalent of Focus LLC incentive units outstanding (9)	6,814,600	5,139,653	6,814,600	6,104,541
Adjusted Shares Outstanding (4)	71,843,916	71,677,504	71,843,916	71,960,540

(1)   In 2018, primarily relates to one-time expenses related to (a) Q4 2018 Loring Ward severance cash compensation of $507, which was recorded in compensation and related expenses and Q3 2018 IPO and related reorganization transaction cash compensation expenses of $5,926, which were recorded in compensation and related expenses, (b) transaction expenses of $1,762, which were recorded in selling, general and administrative expenses, associated with the acquisition of Loring Ward of which $1,114 were incurred in Q4 2018 and $648 were incurred in Q3 2018 and (c) Q4 2018 other expenses, net of $2,373, which were recorded in other (expense) income-net, primarily related to the loss on sale of a tax customer list and related receivables. In 2017, relates to one-time transaction expenses, which were recorded in other (expense) income-net, related to insurance fees associated with the investment by our private equity investors.

(2)   For periods ended prior to the closing of the IPO and the consummation of the related reorganization transactions on July 30, 2018, these adjustments are being made for comparative purposes only.

(3)   As of December 31, 2018, estimated tax adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% tax rate for the next 12 months is $25,171.

(4)   For historical periods prior to the closing of the IPO and consummation of the related reorganization transactions on July 30, 2018, the Adjusted Shares Outstanding are deemed to be outstanding for comparative purposes only.

(5)   Represents our GAAP weighted average Class A common stock outstanding—basic.

(6)   The issuance of Class A common stock that occurred upon closing of the IPO and the consummation of related reorganization transactions on July 30, 2018 is assumed to have occurred as of January 1, 2017 for comparative purposes.

(7)   The incremental shares for the twelve months ended December 31, 2018 related to stock options and unvested Class A common stock as calculated using the treasury stock method were not included in the calculation of the GAAP weighted average shares of Class A common stock—diluted as the result would have been anti-dilutive.

(8)   Assumes that 100% of the Focus LLC common units were exchanged for Class A common stock.

(9)   Assumes that 100% of the vested and unvested Focus LLC incentive units were converted into Focus LLC common units based on the closing price of our Class A common stock at the end of the respective period and such Focus LLC common units were exchanged for Class A common stock. For the periods ending prior to July 30, 2018, the exchange to Class A common stock was based on the $33.00 IPO price.

The following tables provide supplemental information regarding the economic ownership of Focus Financial Partners, LLC, as well as the outstanding and vested incentive units as of December 31, 2018:

	As of December 31, 2018
	Interest	%
Economic Ownership of Focus Financial Partners, LLC Interests:
Focus Financial Partners Inc. (1)	46,265,903	62.3%
Non-Controlling Interests (2)	27,962,925	37.7%
Total	74,228,828	100.0%

(1)   Includes 119,078 unvested common units.

(2)   Includes 5,139,653 Focus LLC common units issuable upon conversion of the outstanding 18,597,474 vested and unvested incentive units (assuming vesting of the unvested incentive units and a December 31, 2018 period end value of the Focus LLC common units equal to $26.33).

Focus Financial Partners, LLC Incentive Units by Hurdle:

Hurdle Rates	Number Outstanding	Vested Incentive Units
$1.42	175,421	175,421
5.50	97,798	97,798
6.00	56,702	56,702
7.00	514,609	514,609
9.00	2,129,341	2,129,341
11.00	1,422,779	1,422,779
12.00	520,000	520,000
13.00	933,821	927,155
14.00	80,205	58,268
16.00	180,552	180,552
17.00	80,000	65,000
19.00	920,213	813,963
21.00	3,975,500	2,475,500
22.00	1,368,417	342,104
23.00	524,828	—
27.00	29,484	—
28.50	1,755,304	—
33.00	3,832,500	—
	18,597,474	9,779,192